Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Announces
Third Quarter Earnings per Share of $1.23

Minneapolis, Minnesota, October 26, 2016 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the third quarter ended September 25, 2016. Highlights for the third quarter versus the same period a year ago were:

◦	Total revenue increased 8.5% to $494.2 million

◦	Company-owned restaurant sales increased 9.0% to $470.6 million

◦	Same-store sales decreased 1.8% at company-owned Buffalo Wild Wings® restaurants and 1.6% at franchised Buffalo Wild Wings restaurants

◦	Net earnings increased 17.8% to $22.7 million from $19.2 million, and earnings per diluted share increased 23.0% to $1.23 from $1.00
Sally Smith, President and Chief Executive Officer, commented, “Our focus is to return to industry-leading same-store sales. To advance these efforts and drive traffic, in the third quarter we implemented a 15-minute guarantee for FastBreak™ lunch and Half-Price Wing Tuesdays®. Both programs are seeing initial success. To deliver value to shareholders, we increased our credit facility to $500 million in October allowing us to execute against our expanded share repurchase authorization.”

Ms. Smith concluded, "As we look forward to 2017, we remain committed to continued innovation in delivering a differentiated experience in casual dining and we're identifying areas of opportunity to improve margins. Our new menu launches next week and we are excited for our new burger launch. We're continuing to implement our Blazin' Rewards™ loyalty program and we have begun third-party delivery in 90 company-owned restaurants."

Total revenue increased 8.5% to $494.2 million in the third quarter, compared to $455.5 million in the third quarter of 2015. Company-owned restaurant sales for the quarter increased 9.0% over the same period in 2015, to $470.6 million, driven by 40 additional Buffalo Wild Wings restaurants at the end of the third quarter of 2016, partially offset by a same-store sales decrease of 1.8%. Franchise royalties and fees decreased 1.0% to $23.5 million for the quarter, versus $23.8 million in the third quarter of 2015. This decrease is attributed to a same-store sales decrease of 1.6% at franchised Buffalo Wild Wings restaurants.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $59,690 for the third quarter of 2016, compared to $61,831 for the same quarter last year, a 3.5% decrease. Franchised Buffalo Wild Wings restaurants in the United States averaged $61,497 for the period, versus $62,819 in the third quarter a year ago, a 2.1% decrease.

Under the share repurchase authorization, 36,600 shares were repurchased during the third quarter of 2016 for a total of $5.9 million.

For the third quarter, net earnings increased 17.8% to $22.7 million, versus $19.2 million in the third quarter of 2015. Earnings per diluted share were $1.23, compared to third quarter 2015 earnings per diluted share of $1.00.

For 2016, the company expects the following new unit development:

•	35 company-owned Buffalo Wild Wings restaurants in the United States

•	30 franchised Buffalo Wild Wings locations in the United States

•	10 franchised Buffalo Wild Wings locations internationally

•	5 company-owned and 2 franchised R Taco® restaurants

For 2016, the company expects the following:

•	Deflationary food costs, excluding traditional chicken wings

•	Traditional chicken wings higher than forecasted due to high demand and supply disruption

•	Depreciation and amortization expense of $152 million

•	Share repurchase activity of approximately $150 million for the year

•	Earnings per diluted share slightly below the low end of the prior $5.65 to $5.85 range

•	Capital expenditures of approximately $158 million

For 2017, the company expects the following new unit development:

•	30 - 35 company-owned Buffalo Wild Wings restaurants in the United States

•	15 franchised Buffalo Wild Wings locations in the United States

•	20 - 25 franchised Buffalo Wild Wings locations internationally

•	5 company-owned and 10 franchised R Taco restaurants

Buffalo Wild Wings will be hosting a conference call today, October 26, 2016 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until November 2, 2016. To access this replay, please dial 1-412-317-6671 password 2296003.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,200 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our fourth quarter trends, projected unit and net earnings growth rates, and projected share repurchase activity and capital expenditures. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly international locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
Revenue:
Restaurant sales	$470,648	431,763	1,421,142	1,248,595
Franchise royalties and fees	23,519	23,763	71,460	73,904
Total revenue	494,167	455,526	1,492,602	1,322,499
Costs and expenses:
Restaurant operating costs:
Cost of sales	136,185	126,878	418,488	370,398
Labor	150,813	138,897	449,317	398,585
Operating	73,435	63,343	211,295	178,716
Occupancy	27,396	24,210	81,324	68,554
Depreciation and amortization	38,345	33,610	113,847	90,887
General and administrative	32,264	33,714	93,750	97,937
Preopening	1,490	4,777	5,191	9,251
Loss on asset disposals	1,393	1,269	4,489	4,180
Total costs and expenses	461,321	426,698	1,377,701	1,218,508
Income from operations	32,846	28,828	114,901	103,991
Interest and other expense	528	1,400	2,375	1,434
Earnings before income taxes	32,318	27,428	112,526	102,557
Income tax expense	9,814	8,261	33,799	32,973
Net earnings including noncontrolling interests	22,504	19,167	78,727	69,584
Net loss attributable to noncontrolling interests	(147)	(69)	(399)	(214)
Net earnings attributable to Buffalo Wild Wings	$22,651	19,236	79,126	69,798
Earnings per common share – basic	$1.24	1.01	4.25	3.67
Earnings per common share – diluted	$1.23	1.00	4.24	3.65
Weighted average shares outstanding – basic	18,296	19,022	18,609	19,006
Weighted average shares outstanding – diluted	18,353	19,167	18,650	19,118

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
Revenue:
Restaurant sales	95.2%	94.8%	95.2%	94.4%
Franchise royalties and fees	4.8	5.2	4.8	5.6
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	28.9	29.4	29.4	29.7
Labor	32.0	32.2	31.6	31.9
Operating	15.6	14.7	14.9	14.3
Occupancy	5.8	5.6	5.7	5.5
Depreciation and amortization	7.8	7.4	7.6	6.9
General and administrative	6.5	7.4	6.3	7.4
Preopening	0.3	1.0	0.3	0.7
Loss on asset disposals	0.3	0.3	0.3	0.3
Total costs and expenses	93.4	93.7	92.3	92.1
Income from operations	6.6	6.3	7.7	7.9
Interest and other expense	0.1	0.3	0.2	0.1
Earnings before income taxes	6.5	6.0	7.5	7.8
Income tax expense	2.0	1.8	2.3	2.5
Net earnings including noncontrolling interests	4.6	4.2	5.3	5.3
Net earnings attributable to noncontrolling interests	(0.0)	(0.0)	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	4.6%	4.2%	5.3%	5.3%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	September 25, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$14,758	11,220
Marketable securities	—	9,043
Accounts receivable, net of allowance of $251 and $25, respectively	42,707	34,087
Inventory	13,437	15,351
Prepaid expenses	7,674	6,386
Refundable income taxes	543	21,591
Restricted assets	22,240	100,073
Total current assets	101,359	197,751

Property and equipment, net	605,188	604,712
Reacquired franchise rights, net	122,100	129,282
Other assets	38,590	26,536
Goodwill	117,228	114,101
Total assets	$984,465	1,072,382

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,621	2,144
Accounts payable	42,963	44,760
Accrued compensation and benefits	35,360	55,578
Accrued expenses	25,831	21,678
Current portion of long-term debt and capital lease obligations	7,302	2,147
Current portion of deferred lease credits	511	59
System-wide payables	59,813	137,257
Total current liabilities	174,401	263,623

Long-term liabilities:
Other liabilities	15,796	16,473
Deferred income taxes	24,689	23,726
Long-term debt and capital lease obligations, net of current portion	93,380	70,954
Deferred lease credits, net of current portion	44,310	41,869
Total liabilities	352,576	416,645

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,278,601 and 18,917,776 shares, respectively	156,872	160,353
Retained earnings	478,805	499,085
Accumulated other comprehensive loss	(3,782)	(4,094)
Total stockholders’ equity	631,895	655,344
Noncontrolling interests	(6)	393
Total equity	631,889	655,737
Total liabilities and equity	$984,465	1,072,382

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Nine months ended
	September 25, 2016	September 27, 2015
Cash flows from operating activities:
Net earnings including noncontrolling interests	$78,727	69,584
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	113,847	90,887
Loss on asset disposals	4,489	4,180
Deferred lease credits	4,095	4,260
Deferred income taxes	962	(13,561)
Stock-based compensation	2,453	11,689
Excess tax benefit from stock issuance	57	(1,088)
Change in fair value of contingent consideration	(1,591)	—
Loss on investments in affiliates	1,904	—
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	—	(173)
Accounts receivable	(5,025)	(4,982)
Inventory	1,954	(421)
Prepaid expenses	(1,273)	(868)
Other assets	(4,450)	74
Unearned franchise fees	477	104
Accounts payable	6,465	6,901
Income taxes	20,991	545
Accrued expenses	(10,145)	(248)
Net cash provided by operating activities	213,937	166,883
Cash flows from investing activities:
Acquisition of property and equipment	(117,850)	(124,233)
Acquisition of businesses	(3,862)	(209,713)
Purchase of marketable securities	(488)	(12,301)
Proceeds from marketable securities	1,205	23,300
Net cash used in investing activities	(120,995)	(322,947)
Cash flows from financing activities:
Proceeds from credit facility	464,521	197,422
Repayments of credit facility	(440,448)	(150,467)
Borrowings from restricted funds	1,478	31,634
Repurchases of common stock	(105,852)	—
Other financing activities	(1,557)	(580)
Issuance of common stock	2,199	2,903
Excess tax benefit from stock issuance	(57)	1,088
Tax payments for restricted stock units	(9,317)	(7,847)
Net cash provided by (used in) financing activities	(89,033)	74,153
Effect of exchange rate changes on cash and cash equivalents	(371)	61
Net increase (decrease) in cash and cash equivalents	3,538	(81,850)
Cash and cash equivalents at beginning of period	11,220	93,329
Cash and cash equivalents at end of period	$14,758	11,479

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2016	603	609	617
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2016	587	596	602
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510

Restaurant Count Rollforward:

	Nine Months Ended
	September 25, 2016			September 27, 2015
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	590	573	1,163	487	584	1,071
Opened	19	25	44	29	37	66
Acquired	1	(1)	—	54	(54)	—
Closed/Relocated	(2)	(2)	(4)	(2)	(4)	(6)
End of period	608	595	1,203	568	563	1,131
R Taco
Beginning of period	4	6	10	2	7	9
Opened	3	1	4	—	—	—
Acquired	—	—	—	1	(1)	—
Closed/Relocated	—	—	—	—	—	—
End of period	7	7	14	3	6	9
PizzaRev
Beginning of period	2	n/a	2	2	n/a	2
Opened	—	n/a	—	—	n/a	—
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	—	n/a	—	—	n/a	—
End of period	2	n/a	2	2	n/a	2
Consolidated
End of the period	617	602	1,219	573	569	1,142

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(1.7%)	(2.1%)	(1.8%)
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(2.4%)	(2.6%)	(1.6%)
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$62,829	59,894	59,690
2015	64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$65,636	62,454	61,497
2015	67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570

Restaurant-Level Profit and Restaurant-Level Margin
Restaurant-level profit and restaurant-level margin are neither required by, nor presented in accordance with U.S. GAAP and are non-GAAP financial measures. Restaurant-level profit is defined restaurant sales less restaurant operating costs (cost of sales, labor, operating, and occupancy expense). Restaurant-level margin is defined as restaurant-level profit as a percentage of restaurant sales. Restaurant-level profit and restaurant-level margin have limitations as analytical tools, and should not be evaluated in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes the restaurant-level profit and restaurant-level margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant-level profit and restaurant-level margin as key performance indicators to evaluate the profitability of company-owned restaurants.
A reconciliation of restaurant sales to restaurant-level margin is provided below:

	Three months ended		Nine months ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
Restaurant sales	$470,648	431,763	1,421,142	1,248,595
Restaurant operating costs	387,829	353,328	1,160,424	1,016,253
Restaurant-level profit	$82,819	78,435	260,718	232,342
Restaurant-level margin	17.6%	18.2%	18.3%	18.6%